EXHIBIT 10.2

                                    PROPOSED

                              LADD FURNITURE, INC.

                        1997 LONG-TERM INCENTIVE PROGRAM

                                 PLAN HIGHLIGHTS


1. The Long-Term Incentive Program consists of an annual award of the following two elements:

         -     Stock Option Grants

         - Performance Bonus payable in cash and stock at the end of a 3-year planning period (1997-1999).

2. Award levels are based on a percentage of the participant's base salary in effect when the award is granted as follows:

         a)    LADD President (CEO) and Executive Vice Presidents

                                                        % of Salary

               Stock Options                            40.0%
               Performance Bonus                        25.0%
                                    Total               65.0%

         b) Operating Company Presidents, VP Human Resources, VP Market Development

                                                        % of Salary

               Stock Options                             25.0%
               Performance Bonus                         25.0%
                                    Total                50.0%


3. Valuation of Performance Bonus at the end of the 3-year planning period will be based on the following performance criteria achieved by LADD Furniture, Inc.



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              AGGREGATE EPS FOR 1997, 1998 AND 1999

               Minimum Incentive                     $ 3.50

               Target Incentive                      $ 4.00

               Maximum Incentive                     $ 4.50


4. The Performance Bonus will be valued at the end of the performance period using a graduated scale ranging between 12.5% and 37.5% of base salary. Minimum performance levels are required to receive any payment.

               -  Minimum Incentive    -             12.5% of Base Salary

               -  Target Incentive     -             25.0% of Base Salary

               -  Maximum incentive    -             37.5% of Base Salary

         Payments for Performance Bonus earned will be made by June 1, 2000. Payments will be made 50% in cash and 50% in shares of LADD stock.

5. Stock Options will be granted at market price on the day of the grant, and, as long as the participant remains an employee of LADD, will be vested as follows:

                           After 1 Year                         25%
                           After 2 Years                        50%
                           After 3 Years                        75%
                           After 4 Years                       100%

6. The participant must be an employee at the end of the planning period to receive any payment for the Performance Bonus. If the participant changes LADD business units during the planning period, a pro-rata share of the earned Performance Bonus will be granted for the period the individual participated in the Long-Term Incentive Program in the respective business units.

7. Participants who enter the plan other than at the beginning of the planning period will receive stock options and performance bonus as recommended by management and approved by the Compensation Committee and the Board of Directors.

8. When a plan participant retires (minimum age 55), dies or becomes disabled during a three-year plan period, the Compensation Committee and the Board of Directors

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         will determine the amount and terms of payment of performance bonus earned.

9. The company has the sole right to exclude from the operating profits of each organizational unit items such as, but not limited to, extraordinary income from the sale of assets, litigation recoveries, income or expenses attributable to changes in accounting methods, bad debt charges and inventory valuations and similar items. Such determinations will be made without recourse by an Incentive Plan participant as to the effect, if any, on the incentive payment amount.

10. The earned performance bonus paid in stock will be restricted from sale for a period of 2 years from issue date.



                                                                   March 5, 1997






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